Exhibit 99.1
Federated Hermes, Inc. reports first quarter 2024 earnings of $0.89;
Board declares cash dividend of $1.31 ($0.31 quarterly and $1.00 special)
•Total assets under management reach a record $778.7 billion
•Money market assets reach a record $578.8 billion
•Q1 2024 earnings per diluted share of $0.89
•Quarterly dividend increased by 10.7% to $0.31
•Special dividend of $1.00 is the sixth declared since 2008
(PITTSBURGH, Pa., April 25, 2024) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, today reported earnings per diluted share (EPS) of $0.89 for Q1 2024, compared to $0.78 for the same quarter last year, on net income of $75.0 million for Q1 2024, compared to $69.6 million for Q1 2023.
Federated Hermes' total managed assets were a record $778.7 billion at March 31, 2024, up $77.7 billion or 11% from $701.0 billion at March 31, 2023 and up $21.1 billion or 3% from $757.6 billion at Dec. 31, 2023. Total average managed assets for Q1 2024 were $776.5 billion, up $97.1 billion or 14% from $679.4 billion reported for Q1 2023 and up $48.5 billion or 7% from $728.0 billion for Q4 2023.
"Investors continued to turn to the attractive yields available in our liquidity products. Our money market asset increases drove Federated Hermes to record assets under management for the sixth consecutive quarter," said J. Christopher Donahue, president and chief executive officer. "Investors also sought to add duration to portfolios, and net sales of fixed-income products were led by our flagship core-plus offering, Federated Hermes Total Return Bond Fund, the Federated Hermes Total Return Bond ETF and ultrashort products. In equities, we saw demand for a range of our Federated Hermes MDT strategies utilizing our proprietary alpha-seeking model."
Federated Hermes' board of directors declared a dividend of $1.31 per share. The dividend, which will be paid from Federated Hermes’ existing cash balance, is considered an ordinary dividend for tax purposes and consists of a $0.31 quarterly dividend and a $1.00 special dividend. The quarterly dividend increased by $0.03 or 10.7%. The dividend is payable on May 15, 2024 to Federated Hermes Class A and Class B common stock shareholders of record as of May 8, 2024. During Q1 2024, Federated Hermes purchased 1,082,120 shares of Federated Hermes class B common stock for $37.0 million.
At Federated Hermes’ annual shareholder meeting held on April 25, 2024, new independent director Karen L. Hanlon, whose nomination was announced on February 23, 2024, was elected to Federated Hermes’ board of directors. Her election increases the board of directors from six to seven members.
Equity assets were $80.2 billion at March 31, 2024, down $3.4 billion or 4% from $83.6 billion at March 31, 2023 and up $0.9 billion or 1% from $79.3 billion at Dec. 31, 2023. Top-selling equity funds during Q1 2024 on a net basis were Federated Hermes MDT Mid Cap Growth Fund, Federated Hermes MDT Large Cap Growth Fund, Federated Hermes U.S. SMID Equity Fund, Federated Hermes MDT All Cap Core Fund and Federated Hermes MDT Small Cap Core Fund.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Hermes reports Q1 2024 earnings	Page 2 of 10
Fixed-income assets were $96.3 billion at March 31, 2024, up $8.8 billion or 10% from $87.5 billion at March 31, 2023 and up $1.4 billion or 1% from $94.9 billion at Dec. 31, 2023. Top-selling fixed-income funds during Q1 2024 on a net basis were Federated Hermes Total Return Bond Fund, Federated Hermes Ultrashort Bond Fund, Federated Hermes Government Ultrashort Bond Fund, Federated Hermes Total Return Bond ETF and Federated Hermes Institutional High Yield Bond Fund.
Alternative/private markets assets were $20.5 billion at March 31, 2024, down $0.7 billion or 3% from $21.2 billion at March 31, 2023 and down $0.1 billion or less than 1% from $20.6 billion at Dec. 31, 2023.
Money market assets were a record $578.8 billion at March 31, 2024, up $73.0 billion or 14% from $505.8 billion at March 31, 2023 and up $18.8 billion or 3% from $560.0 billion at Dec. 31, 2023. Money market fund assets were a record $417.1 billion at March 31, 2024, up $59.8 billion or 17% from $357.3 billion at March 31, 2023 and up $10.9 billion or 3% from $406.2 billion at Dec. 31, 2023.
Financial Summary
Q1 2024 vs. Q1 2023
Revenue increased $14.2 million or 4% primarily due to an increase in revenue due to higher average money market assets. This increase was partially offset by a decrease in revenue due to lower average equity assets.
During Q1 2024, Federated Hermes derived 48% of its revenue from long-term assets (30% from equity, 12% from fixed-income, and 6% from alternative/private markets and multi-asset), 51% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $0.8 million.
Nonoperating income (expenses), net decreased $1.9 million or 26% due primarily to a smaller increase in the market value of investments in Q1 2024 compared to the increase in the market value of investments in Q1 2023. This decrease was partially offset by an increase in investment yields due to higher interest rates.
Q1 2024 vs. Q4 2023
Revenue increased $4.9 million or 1% primarily due to an increase in revenue from higher average money market, equity and fixed-income assets. These increases were partially offset by a decrease in carried interest and performance fees of $9.3 million, including a decrease of $4.9 million of carried interest from consolidated carried interest vehicles, which is offset in compensation expense, and a decrease in revenue due to one less day in Q1 2024.
Operating expenses increased $8.9 million or 3% due to increased compensation expense primarily due to higher incentive compensation, higher payroll taxes and an increase in distribution expense resulting primarily from higher average managed fund assets offset by a decrease in advertising and promotional expenses.
Nonoperating income (expenses), net decreased $9.3 million or 63% due primarily to a smaller increase in the market value of investments in Q1 2024 as compared to the increase in the market value of investments in Q4 2023.

Federated Hermes reports Q1 2024 earnings	Page 3 of 10
Earnings call information
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Friday, April 26, 2024. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, go to the About section of FederatedHermes.com/us at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on April 26, 2024. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 50336. The online replay will be available via FederatedHermes.com/us for one year.
About Federated Hermes
Federated Hermes, Inc. is a global leader in active, responsible investment management, with $778.7 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 10,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has more than 2,000 employees in London, New York, Boston and offices worldwide.
Federated Hermes ranks in the top 7% of equity fund managers in the industry, the top 8% of money market fund managers and the top 11% of fixed-income fund managers2. Federated Hermes also ranks as the 8th-largest manager of model-delivered separately managed accounts3. For more information, including an analyst presentation, which is updated periodically, visit FederatedHermes.com/us.
###
1) As of March 31, 2024.
2) Morningstar, March 31, 2024. Based on U.S. fund flows rankings.
3) Money Management Institute/Cerulli,Q4 2023.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.

Cautionary statements
Certain statements in this press release, such as those related to performance, investor preferences and demand, asset flows, asset mix, interest rates and fee waivers constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Any forward-looking statement, and Federated Hermes' level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, the ability of the company to sustain product demand, the timing and level of product sales and redemptions, market appreciation or depreciation, revenues, and asset levels, flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q1 2024 earnings	Page 4 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q1 2023 to Q1 2024	Quarter Ended	% Change Q4 2023 to Q1 2024
	March 31, 2024	March 31, 2023		Dec. 31, 2023
Revenue
Investment advisory fees, net	$264,294	$263,982	0%	$264,693	0%
Administrative service fees, net—affiliates	94,786	79,180	20	90,930	4
Other service fees, net	37,291	39,027	(4)	35,874	4
Total Revenue	396,371	382,189	4	391,497	1

Operating Expenses
Compensation and related	136,546	136,878	0	127,504	7
Distribution	94,894	93,333	2	90,940	4
Systems and communications	21,823	19,972	9	20,944	4
Professional service fees	18,352	16,220	13	16,632	10
Office and occupancy	9,969	12,874	(23)	10,159	(2)
Advertising and promotional	4,306	4,342	(1)	9,684	(56)
Travel and related	3,273	3,231	1	4,308	(24)
Intangible asset related	3,235	3,326	(3)	3,676	(12)
Other	5,392	6,847	(21)	5,080	6
Total Operating Expenses	297,790	297,023	0	288,927	3
Operating Income	98,581	85,166	16	102,570	(4)

Nonoperating Income (Expenses)
Investment income (loss), net	8,483	10,312	(18)	17,418	(51)
Debt expense	(3,149)	(3,125)	1	(3,142)	0
Other, net	103	122	(16)	461	(78)
Total Nonoperating Income (Expenses), net	5,437	7,309	(26)	14,737	(63)
Income before income taxes	104,018	92,475	12	117,307	(11)
Income tax provision	29,008	21,009	38	31,260	(7)
Net income including the noncontrolling interests in subsidiaries	75,010	71,466	5	86,047	(13)
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	(23)	1,865	(101)	3,869	(101)
Net Income	$75,033	$69,601	8%	$82,178	(9)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$0.89	$0.78	14%	$0.96	(7)%
Weighted-Average Shares Outstanding
Basic	80,709	84,875		81,961
Diluted	80,710	84,875		81,973
Dividends Declared Per Share	$0.28	$0.27		$0.28
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $3.4 million, $3.5 million and $3.6 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended March 31, 2024, March 31, 2023 and Dec. 31, 2023, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q1 2024 earnings	Page 5 of 10

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	March 31, 2024	Dec. 31, 2023
Assets
Cash and other investments	$558,532	$560,675
Other current assets	161,124	160,054
Intangible assets, net, including goodwill	1,210,073	1,216,605
Other long-term assets	157,243	164,510
Total Assets	$2,086,972	$2,101,844

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$212,499	$287,343
Long-term debt	347,909	347,843
Other long-term liabilities	306,007	312,561
Redeemable noncontrolling interests	73,130	25,845
Equity excluding treasury stock	1,695,050	1,649,655
Treasury stock	(547,623)	(521,403)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,086,972	$2,101,844

Federated Hermes reports Q1 2024 earnings	Page 6 of 10

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended
	March 31, 2024	Dec. 31, 2023	March 31, 2023
Equity
Beginning assets	$79,291	$77,315	$81,523
Sales[1]	3,915	3,335	5,631
Redemptions[1]	(7,351)	(8,005)	(4,736)
Net sales (redemptions)[1]	(3,436)	(4,670)	895
Net exchanges	5	(6)	103
Impact of foreign exchange[2]	(567)	891	108
Market gains and (losses)[3]	4,864	5,761	1,000
Ending assets	$80,157	$79,291	$83,629

Fixed Income
Beginning assets	$94,920	$89,765	$86,743
Sales[1]	6,583	7,594	6,047
Redemptions[1]	(5,395)	(6,669)	(7,127)
Net sales (redemptions)[1]	1,188	925	(1,080)
Net exchanges	(7)	7	(101)
Impact of foreign exchange[2]	(71)	143	38
Market gains and (losses)[3]	295	4,080	1,861
Ending assets	$96,325	$94,920	$87,461

Alternative/Private Markets
Beginning assets	$20,551	$20,337	$20,802
Sales[1]	761	700	1,265
Redemptions[1]	(740)	(755)	(792)
Net sales (redemptions)[1]	21	(55)	473
Net exchanges	2	(3)	1
Impact of foreign exchange[2]	(226)	836	368
Market gains and (losses)[3]	117	(564)	(470)
Ending assets	$20,465	$20,551	$21,174

Multi-asset
Beginning assets	$2,867	$2,728	$2,989
Sales[1]	44	34	47
Redemptions[1]	(112)	(142)	(144)
Net sales (redemptions)[1]	(68)	(108)	(97)
Net exchanges	0	8	2
Market gains and (losses)[3]	129	239	79
Ending assets	$2,928	$2,867	$2,973

Total Long-term Assets
Beginning assets	$197,629	$190,145	$192,057
Sales[1]	11,303	11,663	12,990
Redemptions[1]	(13,598)	(15,571)	(12,799)
Net sales (redemptions)[1]	(2,295)	(3,908)	191
Net exchanges	0	6	5
Impact of foreign exchange[2]	(864)	1,870	514
Market gains and (losses)[3]	5,405	9,516	2,470
Ending assets	$199,875	$197,629	$195,237
1)     For certain accounts, including separately managed accounts, institutional accounts, certain sub-advised funds and other managed products, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated assets under management (AUM) into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q1 2024 earnings	Page 7 of 10

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	March 31, 2024
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$42,513	$36,778	$43,908	$51,012	$12,379	$8,172	$2,730	$137	$101,530	$96,099
Sales	2,419	1,496	4,049	2,534	654	107	44	0	7,166	4,137
Redemptions	(4,069)	(3,282)	(3,484)	(1,911)	(569)	(171)	(108)	(4)	(8,230)	(5,368)
Net sales (redemptions)	(1,650)	(1,786)	565	623	85	(64)	(64)	(4)	(1,064)	(1,231)
Net exchanges	5	0	(5)	(2)	2	0	0	0	2	(2)
Impact of foreign exchange[2]	(235)	(332)	(46)	(25)	(139)	(87)	0	0	(420)	(444)
Market gains and (losses)[3]	2,782	2,082	59	236	131	(14)	123	6	3,095	2,310
Ending assets	$43,415	$36,742	$44,481	$51,844	$12,458	$8,007	$2,789	$139	$103,143	$96,732
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2)    Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q1 2024 earnings	Page 8 of 10

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended
	March 31, 2024	Dec. 31, 2023	March 31, 2023
Total Fund Assets
Beginning assets	$101,530	$98,378	$102,423
Sales	7,166	5,999	8,317
Redemptions	(8,230)	(9,578)	(8,491)
Net sales (redemptions)	(1,064)	(3,579)	(174)
Net exchanges	2	(7)	15
Impact of foreign exchange[1]	(420)	1,002	334
Market gains and (losses)[2]	3,095	5,736	1,622
Ending assets	$103,143	$101,530	$104,220

Total Separate Account Assets[3]
Beginning assets	$96,099	$91,767	$89,634
Sales[4]	4,137	5,664	4,673
Redemptions[4]	(5,368)	(5,993)	(4,308)
Net sales (redemptions)[4]	(1,231)	(329)	365
Net exchanges	(2)	13	(10)
Impact of foreign exchange[1]	(444)	868	180
Market gains and (losses)[2]	2,310	3,780	848
Ending assets	$96,732	$96,099	$91,017

Total Long-term Assets[3]
Beginning assets	$197,629	$190,145	$192,057
Sales[4]	11,303	11,663	12,990
Redemptions[4]	(13,598)	(15,571)	(12,799)
Net sales (redemptions)[4]	(2,295)	(3,908)	191
Net exchanges	0	6	5
Impact of foreign exchange[1]	(864)	1,870	514
Market gains and (losses)[2]	5,405	9,516	2,470
Ending assets	$199,875	$197,629	$195,237
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q1 2024 earnings	Page 9 of 10

Unaudited Managed Assets
(in millions)	March 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	March 31, 2023
By Asset Class
Equity	$80,157	$79,291	$77,315	$82,992	$83,629
Fixed-income	96,325	94,920	89,765	87,425	87,461
Alternative / private markets	20,465	20,551	20,337	21,602	21,174
Multi-asset	2,928	2,867	2,728	2,922	2,973
Total long-term assets	199,875	197,629	190,145	194,941	195,237
Money market	578,811	559,993	525,085	509,017	505,800
Total Managed Assets	$778,686	$757,622	$715,230	$703,958	$701,037

By Product Type
Funds:
Equity	$43,415	$42,513	$40,801	$44,383	$44,732
Fixed-income	44,481	43,908	42,569	43,884	43,616
Alternative / private markets	12,458	12,379	12,409	13,338	13,040
Multi-asset	2,789	2,730	2,599	2,782	2,832
Total long-term assets	103,143	101,530	98,378	104,387	104,220
Money market	417,102	406,166	384,896	364,014	357,346
Total Fund Assets	$520,245	$507,696	$483,274	$468,401	$461,566
Separate Accounts:
Equity	$36,742	$36,778	$36,514	$38,609	$38,897
Fixed-income	51,844	51,012	47,196	43,541	43,845
Alternative / private markets	8,007	8,172	7,928	8,264	8,134
Multi-asset	139	137	129	140	141
Total long-term assets	96,732	96,099	91,767	90,554	91,017
Money market	161,709	153,827	140,189	145,003	148,454
Total Separate Account Assets	$258,441	$249,926	$231,956	$235,557	$239,471
Total Managed Assets	$778,686	$757,622	$715,230	$703,958	$701,037

Federated Hermes reports Q1 2024 earnings	Page 10 of 10

Unaudited Average Managed Assets	Quarter Ended
(in millions)	March 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	March 31, 2023
By Asset Class
Equity	$78,969	$76,009	$82,203	$83,025	$84,155
Fixed-income	95,791	91,927	88,677	87,504	88,209
Alternative / private markets	20,485	20,623	21,413	21,411	20,938
Multi-asset	2,874	2,744	2,861	2,929	3,012
Total long-term assets	198,119	191,303	195,154	194,869	196,314
Money market	578,383	536,727	516,046	510,418	483,083
Total Avg. Managed Assets	$776,502	$728,030	$711,200	$705,287	$679,397

By Product Type
Funds:
Equity	$42,355	$40,296	$43,687	$44,218	$45,055
Fixed-income	43,857	42,705	43,437	43,827	43,961
Alternative / private markets	12,377	12,571	13,184	13,181	13,062
Multi-asset	2,739	2,615	2,724	2,787	2,869
Total long-term assets	101,328	98,187	103,032	104,013	104,947
Money market	414,902	392,946	373,088	362,608	333,358
Total Avg. Fund Assets	$516,230	$491,133	$476,120	$466,621	$438,305
Separate Accounts:
Equity	$36,614	$35,713	$38,516	$38,807	$39,100
Fixed-income	51,934	49,222	45,240	43,677	44,248
Alternative / private markets	8,108	8,052	8,229	8,230	7,876
Multi-asset	135	129	137	142	143
Total long-term assets	96,791	93,116	92,122	90,856	91,367
Money market	163,481	143,781	142,958	147,810	149,725
Total Avg. Separate Account Assets	$260,272	$236,897	$235,080	$238,666	$241,092
Total Avg. Managed Assets	$776,502	$728,030	$711,200	$705,287	$679,397